EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   (UNAUDITED)

                                                FOR THE THREE             FOR THE NINE
                                                MONTHS ENDED              MONTHS ENDED
                                                SEPTEMBER 30,             SEPTEMBER 30,
                                           ----------------------    ----------------------
                                              1996         1997         1996         1997
                                           ---------    ---------    ---------    ---------
Per Share Data:

       Net income                          $   3,934    $   3,189    $  11,142    $   4,512
                                           =========    =========    =========    =========
       Net income per common and common
       equivalent shares, primary          $    0.41    $    0.35    $    1.17    $    0.51
                                           =========    =========    =========    =========
       Net income per common and common
       equivalent shares, fully diluted    $    0.41    $    0.35    $    1.17    $    0.51
                                           =========    =========    =========    =========

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES:

Primary:
       Weighted average number of
       common shares outstanding               8,991        8,409        8,943        8,373

       Common equivalent shares:
            Options                              613          694          567          438
                                           ---------    ---------    ---------    ---------
                                               9,604        9,103        9,510        8,811
                                           =========    =========    =========    =========
Fully diluted:
       Weighted average number of
       common shares outstanding               8,991        8,409        8,943        8,373

       Common equivalent shares:
            Options                              637          723          593          457
                                           ---------    ---------    ---------    ---------
                                               9,628        9,132        9,536        8,830
                                           =========    =========    =========    =========